UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009 (February 17, 2009)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)
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       Delaware                                   000-50715                                   76-0644935

                    (State or other jurisdiction of     (Commission File Number)                (IRS Employer

                                      incorporation)                                                                            Identification No.)

                         5847 San Felipe, Suite 4300   Houston, Texas                                                  77057

                          (Address of principal executive offices)                                                (Zip Code)

Registrant’s telephone number, including area code:   (713) 458-1100

    Not Applicable

     (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 17, 2009, Transmeridian Exploration Incorporated (the “Company”) received written notification of (i) the termination of the Company’s right to possession of the leased premises located at 5847 San Felipe, 43rd Floor, Houston, Texas 77057 (the “Premises”) without termination of that certain Office Lease Agreement, dated March 20, 2007 (the “Lease”), by and between TPG–San Felipe Plaza, L.P. (the “Landlord”) and the Company and (ii) the Landlord’s acceleration of rent and demand for immediate payment of rent and all costs due under the Lease. The total amount demanded is $607,749.26, which includes the accelerated rent, damages and attorney fees.

            The acceleration of rent and demand were made in connection with the Company’s failure to pay rent for the Premises for the months of October 2008 through February 2009. The Landlord has not waived any other rights or remedies it may have.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date:     March 2, 2009                                      By:    /s/ Gary W. Neus
                                                                             Name:  Gary W. Neus

                                                                             Title:    Co-Chief Restructuring Officer